As filed with the Securities and Exchange Commission on December 6, 2007
Registration No. 333-145693

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 6
to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MedAssets, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	7374	51-0391128
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

100 North Point Center East, Suite 200
Alpharetta, Georgia 30022
(678) 323-2500
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Jonathan H. Glenn, Esq.
Executive Vice President and Chief Legal and Administrative Officer
MedAssets, Inc.
100 North Point Center East, Suite 200
Alpharetta, Georgia 30022
(678) 323-2500
(Name, address, including zip code and telephone number, including area code, of agent for service)

Steven J. Gartner, Esq. Morgan D. Elwyn, Esq. Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, New York 10019 (212) 728-8000	Patrick O’Brien, Esq. Michael D. Beauvais, Esq. Ropes & Gray LLP One International Place Boston, Massachusetts 02110 (617) 951-7000

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of	Number of Shares	Offering Price	Proposed Maximum	Amount of
Securities to be Registered	to be Registered	per Share(1)	Aggregate Offering Price(1)	Registration Fee
Common Stock, $0.01 par value per share	15,295,000(2)	$16.00	$244,720,000	$7,513.00(3)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

(2)	Represents 13,300,000 shares of the registrant’s common stock being offered pursuant to the registrant’s initial public offering, and 1,995,000 shares subject to the underwriters’ over-allotment option.

(3)	Includes $7,061.00 previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Amendment No. 6 to the Registration Statement on Form S-1 (File No. 333-145693) of MedAssets, Inc. is being filed solely to (i) amend the calculation of the registration fee set forth on the cover page thereto, solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended, and (ii) amend Item 16(a) of Part II thereof and to file exhibits thereto. This Amendment No. 6 does not modify any provisions of the Prospectus constituting Part I or Items 13, 14, 15, 16(b) or 17 of Part II of the Registration Statement. Accordingly, the Prospectus and those Items of Part II have not been included in this Amendment No. 6.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16.	Exhibits

Exhibit
No.		Description of Exhibit

1.1		Form of Underwriting Agreement
3	.1†	Form of Amended and Restated Certificate of Incorporation of MedAssets, Inc.
3	.2†	Form of Amended and Restated By-laws of MedAssets, Inc.
4	.3†	Form of common stock certificate
4	.4†	Amended and Restated Registration Rights Agreement
5.1		Opinion of Willkie Farr & Gallagher LLP
10	.1†	MedAssets Inc. 2004 Long-Term Incentive Plan (as amended)
10	.2†	1999 Stock Incentive Plan (as amended)
10	.3†	Credit Agreement, dated as of October 23, 2006 among the MedAssets, Inc., its domestic subsidiaries, Bank of America, N.A., BNP Paribas, CIT Healthcare LLC, and the other lenders party thereto, as amended by the First Amendment to Credit Agreement and Waiver dated as of March 15, 2007 and the Second Amendment to Credit Agreement dated as of July 2, 2007.
10	.4†	Employment Agreement, dated as of August 21, 2007, by and between MedAssets, Inc. and John A. Bardis
10	.5†	Employment Agreement, dated as of August 21, 2007, by and between MedAssets, Inc. and Rand A. Ballard
10	.6†	Employment Agreement, dated as of August 21, 2007, by and between MedAssets, Inc. and Jonathan H. Glenn
10	.7†	Employment Agreement, dated as of August 21, 2007, by and between MedAssets, Inc. and Scott E. Gressett
10	.8†	Employment Agreement, dated as of August 21, 2007, by and between MedAssets, Inc. and L. Neil Hunn
10	.9†	Form of Indemnification Agreement to be entered into by MedAssets, Inc. with each of its executive officers and directors
16	†	Letter from PricewaterhouseCoopers LLP regarding change in certifying accountant
21	†	Subsidiaries of MedAssets, Inc.
23.1		Consent of Willkie Farr & Gallagher LLP (included in the opinion to be filed as Exhibit 5.1 hereto)
23	.2†	Consent of BDO Seidman, LLP with respect to the consolidated financial statements of MedAssets, Inc.
23	.3†	Consent of BDO Seidman, LLP with respect to the combined financial statements of Avega, Inc
23	.4†	Consent of Sobel & Co. with respect to the combined financial statements of MD-X Solutions, Inc.
23	.5†	Consent of Weaver & Tidwell, L.L.P. with respect to the financial statements of XactiMed, Inc.
23	.6†	Consent of Pearl Meyer & Partners with respect to its role as compensation consultant
24	†	Powers of Attorney (included on the signature page)
24	.1†	Power of Attorney of Vernon L. Loucks, Jr.

†	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, State of Georgia on December 6, 2007.

MEDASSETS, INC.

By:	/s/ L. Neil Hunn
Name: L. Neil Hunn
Title:   Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* John A. Bardis	Chairman of the Board and Chief Executive Officer (principal executive officer)	December 6, 2007

/s/ L. Neil Hunn L. Neil Hunn	Chief Financial Officer (principal financial officer)	December 6, 2007

/s/ Scott E. Gressett Scott E. Gressett	Chief Accounting Officer (principal accounting officer)	December 6, 2007

* Rand A. Ballard	Director	December 6, 2007

* Harris Hyman	Director	December 6, 2007

* Vernon R. Loucks, Jr.	Director	December 6, 2007

* Terrence J. Mulligan	Director	December 6, 2007

* Earl H. Norman	Director	December 6, 2007

* Lance Piccolo	Director	December 6, 2007

* John C. Rutherford	Director	December 6, 2007

* Samantha Trotman Burman	Director	December 6, 2007

Signature		Title	Date

* Bruce F. Wesson		Director	December 6, 2007

*By:	/s/ L. Neil Hunn L. Neil Hunn Attorney-in-Fact

EXHIBIT LIST

Exhibit
No.		Description of Exhibit

1.1		Form of Underwriting Agreement
3	.1†	Form of Amended and Restated Certificate of Incorporation of MedAssets, Inc.
3	.2†	Form of Amended and Restated By-laws of MedAssets, Inc.
4	.3†	Form of common stock certificate
4	.4†	Amended and Restated Registration Rights Agreement
5.1		Opinion of Willkie Farr & Gallagher LLP
10	.1†	MedAssets Inc. 2004 Long-Term Incentive Plan (as amended)
10	.2†	1999 Stock Incentive Plan (as amended)
10	.3†	Credit Agreement, dated as of October 23, 2006 among the MedAssets, Inc., its domestic subsidiaries, Bank of America, N.A., BNP Paribas, CIT Healthcare LLC, and the other lenders party thereto, as amended by the First Amendment to Credit Agreement and Waiver dated as of March 15, 2007 and the Second Amendment to Credit Agreement dated as of July 2, 2007.
10	.4†	Employment Agreement, dated as of August 21, 2007, by and between MedAssets, Inc. and John A. Bardis
10	.5†	Employment Agreement, dated as of August 21, 2007, by and between MedAssets, Inc. and Rand A. Ballard
10	.6†	Employment Agreement, dated as of August 21, 2007, by and between MedAssets, Inc. and Jonathan H. Glenn
10	.7†	Employment Agreement, dated as of August 21, 2007, by and between MedAssets, Inc. and Scott E. Gressett
10	.8†	Employment Agreement, dated as of August 21, 2007, by and between MedAssets, Inc. and L. Neil Hunn
10	.9†	Form of Indemnification Agreement to be entered into by MedAssets, Inc. with each of its executive officers and directors
16	†	Letter from PricewaterhouseCoopers LLP regarding change in certifying accountant
21	†	Subsidiaries of MedAssets, Inc.
23.1		Consent of Willkie Farr & Gallagher LLP (included in the opinion to be filed as Exhibit 5.1 hereto)
23	.2†	Consent of BDO Seidman, LLP with respect to the consolidated financial statements of MedAssets, Inc.
23	.3†	Consent of BDO Seidman, LLP with respect to the combined financial statements of Avega, Inc
23	.4†	Consent of Sobel & Co. with respect to the combined financial statements of MD-X Solutions, Inc.
23	.5†	Consent of Weaver & Tidwell, L.L.P. with respect to the financial statements of XactiMed, Inc.
23	.6†	Consent of Pearl Meyer & Partners with respect to its role as compensation consultant
24	†	Powers of Attorney (included on the signature page)
24	.1†	Power of Attorney of Vernon R. Loucks, Jr.

†	Previously filed